Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.
(as of February 28, 2017)

Name	Jurisdiction of Organization
1. 2B HK Limited	Hong Kong
2. A.S. Mediaconsult Limited (in liquidation)	Republic of Cyprus
3. ASM Business Services Limited	Cayman Islands
4. Beijing Chuangyu Advertising Co., Ltd.	People’s Republic of China
5. Beijing EDN Advertising Production Co., Ltd.	People’s Republic of China
6. China Media Advertising, Inc.	Liberia
7. China Sourcing Fairs (SA) Pte Ltd.	Singapore
8. China Sourcing Fairs HK Co. Limited	Hong Kong
9. China Sourcing Fairs Limited	British Virgin Islands
10. Earldom Limited	British Virgin Islands
11. E-Commerce International Ltd.	Bermuda
12. Equitable Accounting Services Limited	Hong Kong
13. Event Marketing Services Limited	Hong Kong
14. Export Media Ltd.	British Virgin Islands
15. Fertile Valley Pte. Ltd	Singapore
16. Floro Company Limited	Hong Kong
17. Fortune Valley Ltd (in liquidaton)	Mauritius
18. Global City Properties Limited	British Virgin Islands
19. Global Exhibitions (Singapore) Pte. Ltd.	Singapore
20. Global Silver Ocean (Shanghai) Limited	British Virgin Islands
21. Global Sources Advertising ( Shenzhen) Co., Ltd.	People’s Republic of China
22. Global Sources Auctions Ltd.	Cayman Islands
23. Global Sources Business Consultant (Shanghai) Co., Ltd.	People’s Republic of China
24. Global Sources Direct (HK) Limited	Hong Kong
25. Global Sources Direct (Shenzhen) Co., Ltd.	People’s Republic of China
26. Global Sources Direct Limited	British Virgin Islands

27. Global Sources Exhibition Co., Ltd.	Taiwan
28. Global Sources Exhibitions & Events (India) Private Limited	India
29. Global Sources Exhibition (Shanghai) Co., Ltd.	People’s Republic of China
30. Global Sources Investment Holdings Limited	British Virgin Islands
31. Global Sources Limited	Hong Kong
32. Global Sources Properties (Shenzhen) Co., Ltd.	People’s Republic of China
33. Global Sources Properties Limited	Hong Kong
34. Global Sources Research Foundation Limited	British Virgin Islands
35. Global Sources USA, Inc.	USA – Delaware
36. Guangzhou Huanwei Advertising Co., Ltd.	People’s Republic of China
37. Haoji Group Ltd	British Virgin Islands
38. Hillcrest Services Limited	British Virgin Islands
39. Huanxi Information Consulting (Shenzhen) Co., Ltd.	People’s Republic of China
40. Huanyu Shishang Exhibition (Shenzhen) Co., Ltd.	People’s Republic of China
41. Japan Publishing Limited (in liquidation)	Japan
42. Lazenby Services Limited	British Virgin Islands
43. Magic Exhibitions Hong Kong Limited	Hong Kong
44. Media Advertising Ltd.	Cayman Islands
45. Media Data Systems Pte Ltd	Singapore
46. Publishers Representatives Limited	Hong Kong
47. Shanghai Yuanbo Exhibition & Advertising Co., Ltd.	People’s Republic of China
48. Shanghai Yuanmao Properties Co., Ltd.	People’s Republic of China
49. Shenzhen Huanyue Convention & Exhibition Co., Ltd.	People’s Republic of China
50. Shenzhen Xieguang Convention & Exhibition Co., Ltd.	People’s Republic of China
51. Smart Advisory Limited	Hong Kong
52. Space Exhibition Consultants Limited	Hong Kong
53. Steady Access Resources Limited	British Virgin Islands
54. Targeted Marketing Promotions Corp.	Liberia
55. Topranch Limited	British Virgin Islands

56. Trade Magazine Productions Limited	Hong Kong
57. Trade Management Software Limited	Cayman Islands
58. Trade Media Holdings Limited	Cayman Islands
59. Trade Media Limited	Cayman Islands
60. Trade Media Marketing Service Limited	Hong Kong
61. Trade Point Hong Kong Limited	Hong Kong
62. Xi’an Kaibo Advertising Co., Ltd.	People’s Republic of China
63. World Executive’s Digest Limited	Cayman Islands
64. Zhuoyu Advertising & Exhibition (Shenzhen) Co., Ltd.	People’s Republic of China